   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1997

                                            REGISTRATION STATEMENT NO. 33-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                         BEACON PROPERTIES CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               MARYLAND                              04-3224258
                                        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)

          50 ROWES WHARF, BOSTON, MASSACHUSETTS 02110, (617) 330-1400 (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                               ALAN M. LEVENTHAL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                      AND
                             WILLIAM A. BONN, ESQ.
                                GENERAL COUNSEL
                         BEACON PROPERTIES CORPORATION
                                50 ROWES WHARF
                          BOSTON, MASSACHUSETTS 02110
                                (617) 330-1400
    (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                   SERVICE)

                               ----------------
                                   COPY TO:
                            GILBERT G. MENNA, P.C.
                           KATHRYN I. MURTAGH, ESQ.
                          GOODWIN, PROCTER & HOAR LLP
                                EXCHANGE PLACE
                               BOSTON, MA 02109
                                (617) 570-1000

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                           PROPOSED        PROPOSED
                                           MAXIMUM          MAXIMUM
  TITLE OF SECURITIES     AMOUNT BEING  OFFERING PRICE     AGGREGATE        AMOUNT OF
    BEING REGISTERED     REGISTERED(1)   PER SHARE(2)  OFFERING PRICE(2) REGISTRATION FEE
-----------------------------------------------------------------------------------------
Common Stock, $.01 par
 value.................     289,504        $44.8125       $12,973,398       $3,394.89

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(1) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this amount includes 39,504 shares of Common Stock being carried forward from an earlier Registration Statement on Form S-3 (No. 33-96736) which have not been sold. Accordingly, a registration fee is being paid with respect to 250,000 shares of Common Stock being registered hereby.
(2) This estimate is based on the average of the high and low sales prices on the New York Stock Exchange of the Common Stock of Beacon Properties Corporation on November 19, 1997, pursuant to Rule 457(c) under the Securities Act of 1933, as amended ("the Securities Act"), and is made solely for purposes of determining the registration fee.

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

                         BEACON PROPERTIES CORPORATION

                               ----------------

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                               ----------------

  Beacon Properties Corporation (the "Company") hereby offers to the holders of its shares of common stock, par value $.01 per share (the "Common Stock"), the opportunity to participate in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides a simple and convenient method, without brokerage commission or service charge, for stockholders to invest cash dividends and optional cash payments in shares of Common Stock of the Company. All holders of record of Common Stock are eligible to participate in the Plan (each, a "Participant").

  Participants may purchase additional shares of Common Stock by (i) having the cash dividends on all, or part, of their shares of Common Stock automatically reinvested, (ii) by receiving directly, as usual, their cash dividends, if, as and when declared, on their shares of Common Stock and investing in the Plan by making cash payments of not less than $100 per payment or more than $10,000 per calendar quarter ("optional cash payments"), or (iii) by investing both their cash dividends and such optional cash payments.

  A stockholder may begin participating in the Plan by completing an Authorization Card and returning it to BankBoston, N.A. as plan administrator. Participants may terminate their participation at any time. Stockholders who do not wish to participate in the Plan need take no action and will continue to receive their cash dividends, if, as and when declared, as usual. It is suggested that this Prospectus be retained for future reference.

                               ----------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS THE
    COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  PASSED  UPON  THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
       CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is November 26, 1997

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10005. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov. In addition, reports and other information filed by the Company with the New York Stock Exchange (the "NYSE") can be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company (File No. 1-2926) with the Commission under the Exchange Act hereby are incorporated herein by reference:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission pursuant to the Exchange Act, including all amendments thereto.

    2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, filed with the Commission, pursuant to the Exchange Act, including all amendments thereto.

    3. The Company's Current Reports on Form 8-K dated January 5, 1996, February 15, 1996, July 23, 1996, October 18, 1996, December 18, 1996,
  December 20, 1996, March 27, 1997, June 4, 1997, September 15, 1997,
  October 27, 1997 and November 14, 1997 filed with the Commission pursuant to the Exchange Act, including all amendments thereto.

    4. The Company's Current Reports on Form 8-K/A dated August 6, 1996 (which Current Report relates to the Company's Form 8-K dated July 23,
  1996), April 7, 1997 (which Current Report relates to the Company's Form 8-K dated March 27, 1997) and June 11, 1997 (which Current Report relates to the Company's Form 8-K dated June 4, 1997) filed with the Commission pursuant to the Exchange Act, including all amendments thereto.

    5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to the Exchange Act, including all amendments and reports updating such description.

    6. The description of the Company's Preferred Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to the Exchange Act, including all amendments and reports updating such description.

  All other documents filed with the Commission by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering of the Common Stock are to be incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS. WRITTEN REQUESTS SHOULD BE MAILED TO KATHLEEN MCCARTHY, BEACON PROPERTIES CORPORATION, 50 ROWES WHARF, BOSTON, MASSACHUSETTS 02110. TELEPHONE REQUESTS MAY BE DIRECTED TO
(617) 330-1400.

  This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of l933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company's actual results could differ materially from those set forth in the forward-looking statements.

                                  THE COMPANY

  Beacon Properties Corporation (the "Company"), a Maryland corporation, is the issuer of the shares of Common Stock, par value $.01 per share, offered hereunder. The principal executive office of the Company is located at 50 Rowes Wharf, Boston, Massachusetts 02110; telephone number (617) 330-1400.

                                DESCRIPTION OF
               THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

  The terms of the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") are set forth below in question and answer format.

PURPOSE

 1. What is the purpose of the Plan?

  The purpose of the Plan is to provide holders of shares of Common Stock with a simple and convenient method of investing cash dividends or optional cash payments in shares of Common Stock without payment of any brokerage commissions, fees or service charges. Shares of Common Stock purchased under the Plan will either be original issue shares or shares purchased in the open market by the plan administrator, BankBoston, N.A. (the "Bank"). The Plan accordingly has the added benefit of providing the Company with additional funds for general corporate purposes when the Company elects to sell shares of its Common Stock to Participants in the Plan.

ADVANTAGES TO PARTICIPANTS

 2. What are the options available to stockholders?

  Participants in the Plan may purchase additional shares of Common Stock by
(i) having the cash dividends on all, or part, of their shares of Common Stock automatically reinvested, (ii) by receiving directly, as usual, their cash dividends, if, as and when declared, on their shares of Common Stock and investing in the Plan by making cash payments of not less than $100 per payment or more than $10,000 per calendar quarter, or (iii) by investing both their cash dividends and such optional cash payments.

 3. What are the advantages of the Plan?

  No brokerage commissions, fees or service charges are paid by Participants in connection with purchases under the Plan; provided, however, that if shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee. Full investment of dividends is possible under the Plan because the Plan permits fractions of shares, as well as whole shares, to be purchased and credited to Participants' accounts. Regular statements of account provide simplified record keeping. In addition, the free custodial services provided in connection with the Plan serve to protect against loss, theft or destruction of certificates.

  The price of shares of Common Stock purchased under the Plan from the Company with reinvested cash dividends will be 95% of the mean of the high and low sales prices for such shares either on (a) the applicable Investment Date (as defined in Question 12), or (b) the dividend payment date, whichever is higher. Shares of Common Stock purchased under the Plan from the Company with optional cash payments will have a purchase price equal to 100% of the mean of the high and low sales prices for such shares on the applicable Investment

Date. For open market purchases, the purchase price will be the weighted average price paid by the Bank for all shares purchased by it for Participants in the Plan with the proceeds of the cash dividend and/or optional cash payments being invested on the applicable Investment Date.

ADMINISTRATION

 4. Who administers the Plan for Participants?

  BankBoston, N.A., or such other bank or trust company as the Company may from time to time designate as plan administrator for the participating stockholders, administers the Plan for Participants, keeping records, sending statements of account to Participants and performing other duties relating to the Plan. Shares of Common Stock purchased under the Plan are held by the Bank as agent for the Participants and are registered in the name of the Bank or its nominee, unless and until a Participant requests that a stock certificate for his or her shares be issued, as more fully described below in Question 17.

  Any questions or correspondence regarding the Plan should be directed to:

                               BankBoston, N.A.
                         Investor Relations Department
                                 P.O. Box 8040
                              Mail Stop 45-02-09
                               Boston, MA 02266
                                (781) 575-3120

  All additional cash investments or requests for withdrawals should be directed to:

                               BankBoston, N.A.
                       Dividend Reinvestment Department
                                 P.O. Box 9041
                              Mail Stop 45-01-06
                               Boston, MA 02205
                                (781) 575-3120

PARTICIPATION

 5. Who is eligible to participate?

  All holders of record of shares of Common Stock are eligible to participate in the Plan ("Eligible Stockholders"). In order to be eligible to participate, beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker, bank nominee or trustee) must either arrange for the holder of record to join the Plan or have the shares they wish to enroll in the Plan transferred to their own names.

 6. How does an Eligible Stockholder participate?

  An Eligible Stockholder may join the Plan by completing and signing an Authorization Card and returning it to the Bank. If shares are registered in the name of a nominee or broker, Eligible Stockholders must have the nominee or broker sign the Authorization Card and return it to the Bank. When completing the Authorization Card, an Eligible Stockholder should be careful to include his or her social security number or taxpayer identification number. Failure to supply this information will result in backup withholding of 31% of payments owed to a Participant. Once enrolled in the Plan, Participants will continue to be enrolled without further action on their part. Participants may change their investment options at any time by completing, signing and returning to the Bank a new Authorization Card. If a Participant's shares are registered in more than one name (e.g., joint tenants, trustees, etc.), all registered owners must sign the Authorization Card exactly as their names appear on the account registration.

  Additional Authorization Cards and additional copies of this Prospectus may be obtained at any time by written request to the Bank at the address set forth in Question 4 above.

 7. When may an Eligible Stockholder join the Plan?

  An Eligible Stockholder may join the Plan at any time.

  Reinvestment of dividends commences, for any stockholder electing such option, with the first dividend paid after such stockholder joins the Plan, provided that an Authorization Card is received for such stockholder by the Bank before the record date for such dividend. If any stockholder delivers an Authorization Card specifying reinvestment of dividends paid on such holder's shares of Common Stock to the Bank on or after the record date established for payment of a particular dividend on the Common Stock, reinvestment will commence with the dividend payment date following the next such record date.

  See Question 13 below for information concerning the investment of optional cash payments.

 8. What does the Authorization Card say about dividends and optional cash payments?

  The Authorization Card allows each stockholder to decide the extent to which he or she wishes to participate in the Plan through any of the following investment options:

    (a) Full Dividend Reinvestment. If the "Full Dividend Reinvestment" box is checked, the Bank will apply cash dividends on all shares of Common Stock registered in the Participant's name, as well as on all shares of Common Stock credited to the Participant's Plan account, and any optional cash payments to the purchase of additional shares of Common Stock.

    (b) Partial Dividend Reinvestment. If the "Partial Dividend Reinvestment" box is checked, the Bank will apply cash dividends on such number of shares of Common Stock as specified by the Participant on the Authorization Card, as well as on all shares of Common Stock credited to the Participant's Plan account, and any optional cash payments to the purchase of additional shares of Common Stock.

    (c) Optional Cash Payments Only. If the "Optional Cash Payments Only" box is checked, the Bank will apply only optional cash payments and any dividends on shares credited to the Participant's Plan account to the purchase of additional shares of Common Stock. Cash dividends on shares of Common Stock registered in the Participant's name, other than in his or her Plan account, will be paid to the Participant in the usual manner.

  Except with respect to dividends on shares of Common Stock in a Participant's Plan account, which are reinvested automatically, a Participant may elect to reinvest the dividends on all or part of the shares of Common Stock registered in his or her name by designating his or her intentions on the Authorization Card.

 9. How may Participants change their investment options?

  A Participant may change his or her investment option at any time by signing a new Authorization Card and returning it to the Bank. A change in investment option will be effective on the next dividend payment date if the Authorization Card is received by the Bank before the related dividend record date. If the Authorization Card is received by the Bank on or after the related dividend record date, the change will be effective on the dividend payment date for the following quarter.

COSTS

 10. Are there any expenses to Participants in connection with participation under the Plan?

  Participants incur no brokerage fees with respect to the purchase of shares from the Company, and the Company pays all other costs of administering the Plan.

  If a Participant's shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee for both shares purchased in the open market and original issue shares. Any such commissions or fees will be the responsibility of the Participant.

PURCHASES

 11. How many shares of Common Stock will be purchased for each Participant?

  The number of shares to be purchased for a Participant's account under the Plan will depend upon the amount of the Participant's dividend being reinvested, the amount of any optional cash payments and the effective purchase price of the Common Stock. Each Participant's account is credited with the number of shares, including fractions computed to at least three decimal places, equal to the total amount invested by him or her divided by the applicable purchase price.

 12. At what price and when will Common Stock be purchased under the Plan?

  The price of shares of Common Stock purchased under the Plan from the Company with reinvested cash dividends will be 95% of the mean of the high and low sales prices for such shares either on (a) the applicable Investment Date, or (b) the dividend payment date, whichever is higher. Shares of Common Stock purchased under the Plan from the Company with optional cash payments will have a purchase price equal to 100% of the mean of the high and low sales prices for such shares on the applicable Investment Date. For open market purchases, the purchase price will be the weighted average price paid by the Bank for all shares purchased by it for Participants in the Plan with the proceeds of the cash dividend and/or optional cash payments being invested on the applicable Investment Date.

  Shares purchased from the Company for the account of holders of Common Stock will be made on or promptly following the first business day of the month first occurring on or after the dividend payment date, or, if the Common Stock is not traded on such day, the next trading day (the "Investment Date"). For purposes of the Plan, a "business day" shall mean a day other than a Saturday, a Sunday or a day that shall be in the City of Boston, Massachusetts, a day on which banking institutions are authorized or obligated by law or executive order to close. Optional cash payments and dividends will be invested on the Investment Date first occurring on or after the dividend payment date. No interest will be paid on funds held by the Bank pending investment of dividends or optional cash payments.

  If the Company does not elect to sell shares of Common Stock to Participants in the Plan on an Investment Date, the Bank shall purchase shares of Common Stock on such Investment Date, on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions, on such terms as the Bank may determine.

  Since purchase prices for the Common Stock are established on the applicable Investment Date, a Participant loses any advantages otherwise available from being able to select the timing of investments. Participants should recognize that neither the Company nor the Bank can assure a profit or protect against a loss on shares of Common Stock purchased under the Plan.

 13. How are optional cash payments made?

  Optional cash payments may be made at any time and in varying amounts of not less than $100 per payment or more than $10,000 per calendar quarter. A stockholder may make an optional cash payment when enrolling in the Plan by enclosing a check (made payable to BankBoston, N.A.) with the Authorization Card. Thereafter, optional cash payments may be made through the use of optional cash payment forms which will be sent to Participants by the Bank.

  In the event a broker, bank nominee or trustee holds shares of a beneficial owner in the name of a major securities depository, optional cash payments must be made on a Broker and Nominee Form (a "B & N Form").

The B & N Form is the sole means by which a broker, bank nominee or trustee holding shares of a beneficial owner in the name of a major securities depository may invest optional cash payments on behalf of such beneficial owner. In such a case, the broker, bank nominee or trustee must use the B & N Form for transmitting optional cash payments on behalf of the beneficial owner. A B & N Form must be delivered to the Bank each time that such broker, bank nominee or trustee transmits optional cash payments on behalf of a beneficial owner. B & N Forms will be furnished at any time upon written request to the Bank.

  Optional cash payments, like dividends, will be invested on the Investment Date first occurring on or after the dividend payment date. However, only payments received at least five days before the related dividend payment date will be invested on the related Investment Date. Optional cash payments received within five days of the related dividend payment date will not be invested until the Investment Date in the following quarter. NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS. IT IS THEREFORE SUGGESTED THAT ANY OPTIONAL CASH PAYMENTS A PARTICIPANT WISHES TO MAKE BE SENT SO AS TO REACH THE BANK AS CLOSE AS POSSIBLE TO FIVE DAYS BEFORE THE DIVIDEND PAYMENT DATE. The same amount of money need not be sent each quarter, and there is no obligation to make an optional cash payment each quarter. Optional cash payments will be refunded if a written request for a refund is received by the Bank no later than two days prior to the related dividend payment date.

  A stockholder may participate through the investment of optional cash payments without the necessity of reinvesting cash dividends by checking the "Optional Cash Payments Only" box on the Authorization Card. However, even if the "Optional Cash Payments Only" box is checked, all dividends payable on shares purchased with optional cash payments and retained in the Participant's Plan account will be reinvested automatically in additional shares of Common Stock.

  In the event that any check is returned unpaid for any reason, the Bank will consider the request for investment null and void and shall immediately remove from the Participant's Plan account shares, if any, purchased upon credit of such money. The Bank shall hereupon be entitled to sell these shares to satisfy uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Bank shall be entitled to sell such additional shares from the Participant's Plan account to satisfy the uncollected balance.

REPORTS TO PARTICIPANTS

 14. What kind of reports are sent to Participants in the Plan?

  Stockholders who participate in the Plan through the reinvestment of dividends or through the investment of optional cash payments will be sent a quarterly statement of their accounts. These statements of account will show any cash dividends and optional cash payments received, the number of shares purchased, the purchase price for the shares, the number of Plan shares held for the Participant by the Bank, the number of enrolled shares registered in the name of the Participant, and an accumulation of the transactions for the calendar year to date. Quarterly statements will be mailed as soon as practicable after each dividend payment date. These statements are a Participant's continuing record of the cost of his or her purchases and should be retained for income tax purposes.

  In addition, each Participant will receive the most recent Prospectus constituting the Plan and copies of the same communications sent to every other holder of shares of Common Stock, including the Company's Annual Report, Notice of Annual Meeting and Proxy Statement and income tax information for reporting distributions (including dividends) paid by the Company.

DIVIDENDS

 15. How are dividends credited to Participants' accounts under the Plan?

  On shares of Common Stock for which a Participant has directed that dividends be reinvested, cash dividends will automatically be credited to a Participant's account and reinvested in additional shares of Common

Stock. Cash dividends also will be automatically reinvested on all shares which have been purchased under the Plan and credited to a Participant's account; provided, however, that no dividends will be earned on such shares purchased under the Plan until the dividend payment for the first dividend record date which follows the date of purchase of such shares. On shares of Common Stock for which a Participant has not directed that dividends be reinvested and on shares owned by stockholders who are not participating in the Plan, cash dividends, if, as and when declared, will be received by them by check as usual.

  Stock dividends or stock splits distributed by the Company on the shares purchased for and credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or stock splits distributed on shares owned and held outside the Plan by a Participant (including shares for which a Participant has directed that cash dividends be reinvested) will be mailed directly to such Participant.

 16. Will Participants be credited with dividends on fractions of shares?

  Yes. Account balances will be computed to three decimal places and dividends will be paid on the fractional shares.

CERTIFICATES FOR SHARES

 17. Will certificates be issued for shares of Common Stock purchased under the Plan?

  Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan will not be issued. Shares will be held in the name of the Bank or its nominees. The number of shares credited to a Participant's account under the Plan will be shown on his or her statement of account. Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a Participant.

  The remaining whole shares and fractions of shares, if any, will continue to be credited to the Participant's account. A request for issuance of Plan shares, including issuance of all of the shares in a Participant's account, will not constitute a termination of participation in the Plan by the Participant.

  A Participant's rights under the Plan and shares credited to the account of a Participant under the Plan may not be pledged. A Participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name.

  Certificates for fractional shares are not issued under any circumstances.

 18. In whose name are accounts maintained and certificates registered when issued?

  Accounts in the Plan are maintained in names in which the certificates of Participants were registered at the time they entered the Plan. When issued out of the Plan, certificates for whole shares are similarly registered. Upon written request, certificates may also be registered and issued in names other than the name of the Participant, subject to compliance with any applicable laws and the payment of any applicable taxes. Any such request must be made in writing, signed by the Participant, and the Participant's signature must be guaranteed by a qualified medallion guarantee member.

SALE OF PLAN SHARES

 19. When and how may a Participant sell shares held in the Plan?

  Any Participant, including a Participant who is withdrawing from the Plan, may sell some or all of his or her shares in the Plan in either of the following ways.

  A Participant may choose to sell all or a portion of his or her shares in the Plan on the open market through the Participant's broker. If a Participant elects to sell through a broker, he or she must first request the Bank to send the Participant a certificate or certificates representing the requested number of shares in the Plan credited to the Participant's account. As soon as practicable after receipt of such request, the Bank will issue a certificate or certificates representing such number of shares to the Participant in his or her name as it appears in the Participant's Plan account, unless other instructions are provided in writing as described in Question 18.

  As an alternative, a Participant may request the Bank to sell up to 1,000 whole shares credited to his or her account under the Plan. The Bank will use its best efforts to make the sale in the open market within ten trading days after receipt of the written request, and the Participant will receive the proceeds of the sale minus any brokerage commissions and transfer taxes. No Participant has the authority or power to direct the date or sale price at which the Common Stock may be sold by the Bank under this alternative. A Participant who requests the Bank to sell up to 1,000 shares and wishes to have additional shares sold through his or her broker will receive a certificate in his or her name representing the whole shares that he or she wishes to sell through a broker.

  Any written instructions that do not clearly indicate the whole number of shares to be sold, or that "all" Plan shares are to be sold, will be returned to the Participant with no action taken.

  A Participant who wishes to sell some or all of his or her shares in the Plan should be aware of the risk under either selling option that the price of the Common Stock may decrease between the time that the Participant determines to sell shares in the Plan and the time that the sale is completed. This risk is borne solely by the Participant. No check for the proceeds of such sale will be mailed prior to the settlement of funds from the brokerage firm through which shares in the Plan are sold. Settlement is three business days after the sale of the shares.

  All information relating to the sale of shares in the Plan will be reported to the Internal Revenue Service pursuant to applicable legal requirements.

WITHDRAWAL FROM THE PLAN

 20. When and how may a Participant withdraw from the Plan?

  A Participant may withdraw from the Plan by giving written notice to the Bank that he or she wishes to withdraw. When a Participant withdraws from the Plan (or upon termination of the Plan by the Company) certificates for whole shares in his or her account under the Plan are issued and a cash payment is made for any fraction of a share in such account.

  If the written request to withdraw is received by the Bank before the record date for a dividend, the withdrawal will be duly processed and such dividend will not be reinvested on the next dividend payment date. Any written notice of termination received on or after a dividend record date will not be effective until dividends for such record date have been invested and the shares have been allocated to the account of the respective Participant. After such dividends are invested and allocated to the Participants' accounts, withdrawal requests will be processed. Allocations may take up to two weeks after dividend payment. Neither the Bank nor the Company is responsible for losses during such periods. Any optional cash payment sent to the Bank prior to the request to withdraw will be invested in shares of Common Stock unless the Participant expressly requests in writing that the optional cash payment be returned and the Bank receives the Participant's written request before the next Investment Date.

  A Participant may re-enroll in the Plan at any time by submitting an Authorization Card as described in Question 6.

 21. May a Participant terminate the reinvestment of dividends on shares held in his or her name and still remain in the Plan?

  Yes. A Participant who terminates the reinvestment of dividends paid on shares registered in his or her name may leave in the Plan the shares previously purchased for his or her account in the Plan. Dividends paid on the shares left in the Plan continue to be reinvested automatically for his or her account.

TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

 22. What are the federal income tax consequences of participation in the Plan?

  Under the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the purchase of shares of Common Stock under the Plan will generally result in the following federal income tax consequences:

    (a) A dividend on shares of Common Stock will be treated for federal income tax purposes as a dividend received by the Participant notwithstanding that it is used to purchase additional Common Stock pursuant to the Plan. The full amount of cash dividends reinvested under the Plan plus the 5% purchase discount on such reinvested dividends represent dividend income to Participants. In addition, the amount of any brokerage commissions, mark-ups, and other fees or expenses incurred by the Company on behalf of a Participant in connection with purchases on the open market will also constitute a dividend to such Participant for federal income tax purposes.

    (b) Dividends paid to corporate stockholders, including amounts taxable as dividends to corporate Participants under (a) above, will not be eligible for the corporate dividends-received deduction under the Code.

    (c) A Participant's tax basis in additional shares of Common Stock acquired under the Plan with reinvested dividends will be equal to the amount treated as a dividend for federal income tax purposes. A Participant's tax basis in additional shares of Common Stock acquired under the Plan with optional cash payments will be equal to the amount of the optional cash payments plus the excess, if any, of the fair market value of the shares, on the Investment Date such shares were acquired, over the amount of such optional cash payments. The Participant's holding period for shares of Common Stock acquired with reinvested dividends or optional cash payments will commence on the day after the Investment Date.

    (d) A Participant will not realize any taxable income upon the receipt of a certificate for full shares credited to the Participant's account. A Participant will recognize gain or loss when a fractional share interest is liquidated or when the Participant sells or exchanges shares received from the Plan. Such gain or loss will equal the difference between the amount which the Participant receives for such fractional share interest or such shares and the tax basis therefor.

  In the case of Participants whose dividends are subject to withholding of federal income tax, dividends will be reinvested less the amount of tax required to be withheld.

  The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

OTHER INFORMATION

 23. What happens when a Participant sells or transfers all of the shares registered in his or her name other than shares under the Plan?

  If a Participant disposes of all of the shares of Common Stock registered in his or her name other than shares purchased for the Participant's account under the Plan, the Bank, until it is otherwise instructed, continues to reinvest the dividends on the shares of Common Stock in the Participant's Plan account. In the event of a Participant's death or incapacity, the personal representative of his or her estate may provide the Bank with a written request of withdrawal of the Participant's Plan shares. The Company reserves the right not to reinvest any additional dividends if a Participant has only a fractional share of stock credited to his or her account under the Plan on the record date for any cash dividend on the Common Stock. If the Company exercises this right, the Participant will receive a cash adjustment representing the fractional share and a cash payment for the dividend. The cash payment for the fractional share will be based on the closing price of the Common Stock on the New York Stock Exchange on the date on which the Company exercises this right.

 24. If the Company issues rights to purchase securities to the holders of Common Stock, how will the rights on Plan shares be handled?

  In the event that the Company makes available to the holders of its Common Stock rights to purchase additional shares of Common Stock or any other securities, the Bank will sell such rights (if such rights are saleable and detachable from the Common Stock) accruing to shares of Common Stock held by the Bank for Participants and invest the proceeds in additional shares of Common Stock on the next dividend payment date for the Common Stock. In the event that such rights are not saleable or detachable, the Plan will hold such rights for the benefit of Participants. A Participant who wishes to receive directly any such rights may do so by sending to the Bank, on or before the rights offering record date, a written request that certificates for shares in his or her account be sent to him or her.

 25. What happens if the Company issues a stock dividend or declares a stock split?

  Any shares representing stock dividends (payable in Common Stock) or stock splits distributed by the Company on shares of Common Stock credited to the account of a Participant under the Plan will be added to the Participant's account. Shares representing stock dividends payable other than in Common Stock or stock splits distributed by the Company on shares of Common Stock credited to the account of a Participant under the Plan shall be paid to the Bank, which shall distribute the shares in accordance with the interests of Participants in the Plan. Shares representing stock dividends or split shares distributed on shares registered in the name of the Participant will be mailed directly to such Participant in the same manner as to stockholders who are not participating in the Plan.

 26. How are a Participant's shares held under the Plan to be voted at meetings of stockholders?

  Full shares of Common Stock credited to the account of a Participant under the Plan are voted by the Bank as record holder in accordance with instructions of the Participant given to the Bank on an instruction form or proxy furnished to the Participant. If the Participant desires to vote in person at a meeting, a proxy to vote the number of full shares credited to his or her account under the Plan may be obtained upon written request received by the Bank at least 15 days before the meeting.

 27. May shares of Common Stock held in certificate form be deposited in a Participant's Plan account?

  Yes. A Participant may deposit stock certificates of the Common Stock with the Bank for safekeeping. The Bank will credit the number of shares deposited in the Participant's account and will treat them in all respects in the same manner as shares purchased under the Plan for the Participant's account. A Participant does not need to endorse his certificates before sending them to the Bank. There is no additional charge for this additional service.

  All Company stock certificates should be sent (by either registered or certified mail, return receipt requested) to:

                               BankBoston, N.A.
                       Dividend Reinvestment Department
                                 P.O. Box 8040
                               Boston, MA 02266

  A return receipt is requested since the Participant bears the risk of loss in transit.

 28. What are the responsibilities of the Company and the Bank under the Plan?

  Neither the Company nor the Bank will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of a failure to terminate a Participant's account upon such Participant's death or adjudicated incompetency prior to the receipt of notice in writing of such death or adjudicated incompetency, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Stock. Neither the Company nor the Bank has any duties, responsibilities or liabilities except those expressly set forth in the Plan.

  THE PARTICIPANT SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED BY A PARTICIPANT UNDER THE PLAN.

 29. May the Plan be changed or discontinued?

  The Company reserves the right to suspend or terminate the Plan at any time. The Company also reserves the right to make modifications to the Plan. Notice of such suspension, termination or modification will be sent to all Participants.

  The Company intends to use its best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of Common Stock under the Plan. However, the Company has no obligation to offer, issue or sell Common Stock to Participants under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. Also, the Company may elect not to offer or sell Common Stock under the Plan to Participants residing in any jurisdiction or foreign country where, in the judgment of the Company, the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if, as and when declared, will be paid in the usual manner to the stockholders and any optional cash payments received from such stockholder will be returned to him or her.

RESALE RESTRICTIONS

 30. Are there any restrictions on the resale of Common Stock acquired under the Plan?

  Employees who are not "affiliates" of the Company are free to sell at any time the Common Stock acquired under the Plan. Employees who are "affiliates" of the Company, as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), may not publicly reoffer shares acquired under the Plan except pursuant to Rule 144 of the Commission or pursuant to an effective Registration Statement. Rule 405 defines an "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. Directors and certain officers of the Company may be "affiliates" of the Company under this definition.

  Directors and certain executive officers of the Company participating in the Plan are also subject to the reporting obligations of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), with respect to purchases of the Common Stock made under the Plan with optional cash payments. While such directors and officers are not subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of Common Stock made under the Plan with reinvested dividends, such purchases must be disclosed on annual reports filed pursuant to Section 16(a) of the Exchange Act.

LIMITATIONS ON PARTICIPATION

 31. Are there limitations on participation in the Plan other than those described above?

  The Company reserves the right to limit participation in the Plan for any reason, even if a stockholder is otherwise eligible to participate. In order to enable the Company to meet one of the requirements for continued qualification as a real estate investment trust, the Company's Articles of Incorporation limit ownership by any one person to no more than 6.0% of the Company's outstanding capital stock, or 9.9% in the case of certain investment companies, partnerships, trusts and corporations. No stockholder may acquire any shares pursuant to the Plan that exceed these limits. Some stockholders may be residents of jurisdictions in which the Company determines that it may not legally or economically offer its shares under the Plan, and accordingly residents of such jurisdictions may be precluded from participating in the Plan. The Company has no present plans to limit participation in the Plan by any stockholder of record for reasons other that those set forth above, but it reserves such right in the event that it determines in its sole discretion that such limitation may be in the best interests of the Company.

                                USE OF PROCEEDS

  The Company intends to use proceeds from the sale of its Common Stock for general corporate purposes, including repayment of indebtedness, investment in new properties and new developments and maintenance of currently owned properties.

  The Company has no basis for estimating either the number of shares of Common Stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold. The Company will not receive any funds under the Plan from the purchase of shares of Common Stock in the open market by the Bank.

                                 COMMON STOCK

  Holders of the Common Stock of the Company are entitled to share equally, share for share, in dividends payable in cash, stock or other property, when, as and if declared by the Company's Board of Directors. In the event of any liquidation, dissolution or winding-up, the holders of the Common Stock are entitled to receive, on a share for share basis, any assets or funds of the Company that are distributable to its holders of Common Stock upon such events. Holders of Common Stock are entitled to one vote for each share held on all matters voted upon by stockholders. Holders of Common Stock are not entitled to preemptive rights or to cumulative voting rights. The shares of Common Stock issued or to be issued upon receipt of payment therefor by the Company in accordance with the terms set forth in the Plan will be validly issued, fully paid and non-assessable.

  The Company's Articles of Incorporation provide that no stockholder may beneficially own more than 6.0% of the Company's outstanding capital stock, or 9.9% in the case of certain investment companies, partnerships, trusts and corporations. Any attempted transfer or acquisition of capital stock that would create a direct or indirect ownership of capital stock in excess of these limits or otherwise result in disqualification of the Company as a real estate investment trust will be null and void. The Company's Articles of Incorporation provide that capital stock subject to these limitations is subject to various rights of the Company to enforce these limitations, including conversion of the shares into nonvoting stock and transfer to a trust. The above summary of the ownership limitation is qualified in its entirety by reference to the Company's Articles of Incorporation, as amended from time to time. The Company reserves the right to invalidate any purchases made under the Plan that, in the Company's sole discretion, may violate these ownership limits.

                              COMMON STOCK PRICE

  The Common Stock is listed on the New York Stock Exchange under the symbol "BCN." On November 19, 1997, the last reported sale price of the Company's Common Stock on the New York Stock Exchange was $44.64.

                                    EXPERTS

  The consolidated balance sheets of the Company as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995 and for the period May 26, 1994 to December 31, 1994, the combined statement of operations, owner's equity (deficit) and cash flows for the period January 1, 1994 to May 25, 1994 of The Beacon Group, predecessor to the Company, and the related financial statement schedules of the Company as of December 31, 1996, incorporated by reference herein from the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996, have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accounts, given on the authority of that firm as experts in accounting and auditing.

  The statements of excess of revenues over specific operating expenses for each of 200 W. Adams in Chicago, Illinois and the Civic Opera House located at 20 North Wacker in Chicago, Illinois for the year ended December 31, 1996, incorporated by reference herein from the Company's report on Form 8-K dated October 27, 1997, have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

  The statement of excess of revenues over specific operating expenses for 225 Franklin Street in Boston, Massachusetts for the year ended December 31, 1996, incorporated by reference herein from the Company's report on Form 8-K dated June 4, 1997, as amended on the Form 8-K/A of the Company dated June 11, 1997, has been so incorporated in reliance on the reports of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

  The statements of excess of revenues over specific operating expenses for each of 10880 Wilshire Boulevard in Westwood, California, Centerpointe in Fairfax, Virginia, and Westbrook Corporate Center in Westchester, Illinois for the year ended December 31, 1996, incorporated by reference herein from the Company's current report on Form 8-K dated March 27, 1997, as amended on the Form 8-K/A of the Company dated April 7, 1997, have been so incorporated in reliance on the reports of Cooper's & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

  The statements of excess of revenues over specific operating expenses for each of Shoreline Technology Park in Mountain View, California, Lake Marriott Business Park in Santa Clara, California and Presidents Plaza in Chicago, Illinois for the year ended December 31, 1995, incorporated by reference herein from the Company's current report on Form 8-K dated December 20, 1996, as amended, has been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

  The statements of excess of revenues over specific operating expenses for each of the Rosslyn Acquisitions in Rosslyn, Virginia, New England Executive Park in Burlington, Massachusetts, and 10960 Wilshire Boulevard in Westwood, California for the year ended December 31, 1995, incorporated by reference herein from the Company's current report on Form 8-K dated October 18, 1996, as amended, have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

  The statements of excess of revenues over specific operating expenses for each of Fairfax County Portfolio in Tysons Corner and Herndon, Virginia, 1333 H Street in Washington, D.C., AT&T Plaza in Oak Brook, Illinois, and Tri-State International in Lincolnshire, Illinois for the year ended December 31, 1995, incorporated by reference herein from the Company's current report on Form 8-K dated July 23, 1996, as amended on the Form 8-K/A of the Company dated August 6, 1996, have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

  The statement of excess of revenues over specific operating expenses for Perimeter Center in Atlanta, Georgia for the year ended December 31, 1995, incorporated by reference herein from the Company's current report on From 8-K dated February 15, 1996, as amended, has been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, a limited liability partnership including professional corporations, as corporate securities and tax counsel to the Company. Gilbert G. Menna, whose professional corporation is a partner of Goodwin, Procter & Hoar LLP, is an assistant secretary of the Company and owns in excess of 1,000 shares of the Company's Common Stock.

                                INDEMNIFICATION

  The Company's Articles of Incorporation and Bylaws provide for the indemnification of its directors and executive officers to the fullest extent permitted by Maryland law. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to
Section 14 of the Securities Act.

                                CORRESPONDENCE

  All correspondence concerning the Plan should be addressed to:

                               BankBoston, N.A.
                         Investor Relations Department
                                 P.O. Box 8040
                              Mail Stop 45-02-09
                               Boston, MA 02266
                                (781) 575-3120

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                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   4
Description of the Dividend Reinvestment
 and Stock Purchase Plan...................................................   4
 Purpose...................................................................   4
 Advantages to Participants................................................   4
 Administration............................................................   5
 Participation.............................................................   5
 Costs.....................................................................   6
 Purchases.................................................................   7
 Reports to Participants...................................................   8
 Dividends.................................................................   8
 Certificates for Shares...................................................   9
 Sale of Plan Shares.......................................................   9
 Withdrawal from the Plan..................................................  10
 Tax Consequences of Participation in the Plan.............................  11
 Other Information.........................................................  11
 Resale Restrictions.......................................................  13
 Limitations on Participation..............................................  13
Use of Proceeds............................................................  14
Common Stock...............................................................  14
Common Stock Price.........................................................  14
Experts....................................................................  15
Legal Matters..............................................................  16
Indemnification............................................................  16
Correspondence.............................................................  16

                               ----------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPO-RATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DE-LIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUM-STANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OF-FER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SO-LICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SO-LICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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                               BEACON PROPERTIES
                                  CORPORATION

                               289,504 SHARES OF
                                 COMMON STOCK

                             DIVIDEND REINVESTMENT
                                      AND
                              STOCK PURCHASE PLAN

                               ----------------

                                  PROSPECTUS

                               ----------------

                               NOVEMBER 26, 1997

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

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the shares of Common Stock registered hereby. All such expenses, except for the Registration Fee, are estimated:

      Registration fee................................................. $ 3,395
      Printing and duplicating expenses................................   2,500
      Legal fees and expenses..........................................   2,500
      Accounting fees and expenses.....................................   2,500
      Miscellaneous....................................................   1,000
                                                                        -------
          Total........................................................ $11,895
                                                                        =======

--------
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  The Company's Articles of Incorporation and Bylaws provide certain limitations on the liability of the Company's Directors and officers for monetary damages to the Company. The Articles of Incorporation, and the Bylaws obligate the Company to indemnify its Directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and the stockholders against these individuals.

  The Company's Bylaws require it to indemnify its officers, Directors and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law (the "MGCL") permits a corporation to indemnify (a) any present or former Director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former Director or officer against any claim or liability unless it is established that (i) his act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The MGCL also permits the Company to provide indemnification and advance expenses to a present or former Director or officer who served a predecessor of the Company in such capacity, and to any employer or agent of the Company or a predecessor of the Company.

  The Company has entered into indemnification agreements with each of its executive officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements and may cover officers and Directors under the Company's Directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to Directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides. It is the position of the SEC that indemnification of directors and officers for liabilities under the Securities Act is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

ITEM 16. EXHIBITS.

 4.1*   Articles of Incorporation, as amended.
 4.2**  Bylaws, as amended.
 5.1    Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Securities being registered
 8.1    Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters
23.1    Consent of Coopers & Lybrand L.L.P., Independent Accountants
23.3    Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
24.1    Power of Attorney (included on the signature page hereof).

--------
* Previously filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 1994.
** Previously filed as an exhibit to Registrant's Registration Statement on Form S-3 (File No. 333-17237) filed with the SEC and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered will not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to the Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, STATE OF MASSACHUSETTS ON THIS 26TH DAY OF NOVEMBER, 1997.

                                          BEACON PROPERTIES CORPORATION

                                                   /s/ Alan M. Leventhal
                                          By: _________________________________
                                              ALAN M. LEVENTHAL PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Beacon Properties Corporation hereby severally constitute and appoint Alan M. Leventhal and Lionel P. Fortin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Beacon Properties Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                      CAPACITY                DATE

        /s/ Alan M. Leventhal          President, Chief          November 26,
-------------------------------------   Executive Officer            1997
          ALAN M. LEVENTHAL             and Director
                                        (Principal
                                        Executive Officer)

         /s/ Edwin N. Sidman           Chairman of the           November 26,
-------------------------------------   Board of Directors           1997
           EDWIN N. SIDMAN

        /s/ Lionel P. Fortin           Executive Vice            November 26,
-------------------------------------   President, Chief             1997
          LIONEL P. FORTIN              Operating Officer
                                        and Director

       /s/ Robert J. Perriello         Senior Vice               November 26,
-------------------------------------   President and Chief          1997
         ROBERT J. PERRIELLO            and Chief Financial
                                        Officer (Principal
                                        Financial Officer
                                        and Accounting
                                        Officer)

                                        Director
-------------------------------------
         NORMAN B. LEVENTHAL

          /s/ Dale F. Frey              Director                 November 26,
-------------------------------------                                1997
            DALE F. FREY

     /s/ William F. McCall, Jr.         Director                 November 26,
-------------------------------------                                1997
       WILLIAM F. MCCALL, JR.

                                        Director
-------------------------------------
           STEVEN SHULMAN

       /s/ Graham O. Harrison           Director                 November 26,
-------------------------------------                                1997
         GRAHAM O. HARRISON

                                        Director
-------------------------------------
          SCOTT M. SPERLING